                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ___________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):   June 20, 1997


                              CISCO SYSTEMS, INC.
                --------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         California                 0-18225                  77-0059951
         ----------               -------------             ------------
(State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)               File Number)            Identification No.)


255 West Tasman Drive, San Jose, California                     95134
---------------------------------------------              -----------------
(Address of principal executive offices)                      (Zip Code)


Company's telephone number, including area code:   (408) 526-4000




         (Former name or former address, if changed since last report.)





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ITEM  5.         OTHER EVENTS.

                 On June 20, 1997, the Registrant signed an agreement (the "Stock Purchase Agreement") to acquire all the outstanding stock (the "Stock Purchase") of Global Internet Software Group, an Illinois corporation ("Global"), a wholly-owned subsidiary of Global Internet.Com, a Delaware corporation ("GIC") for $40.25 million in cash. The Registrant also signed a definitive agreement to purchase an undisclosed equity interest in GIC. The Stock Purchase will be accomplished pursuant to the terms of the Stock Purchase Agreement dated June 20, 1997, among the Registrant, Global and GIC. The completion of the Stock Purchase, which has received the required approvals from each party, is subject to various closing conditions. The terms of the Stock Purchase Agreement were the result of arm's-length negotiations among the parties.

                 Global is a provider of Windows NT network security software. The Registrant intends to continue such business.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                 (a) Financial Statements of Businesses Acquired. Not applicable.

                 (b)      Pro Forma Financial Information.  Not applicable.

                 (c)      Exhibits:


                 Exhibit
                 Number
                 -------
                 20.1     Press Release of the Registrant, dated June 24, 1997,
                          announcing the Registrant's agreement to acquire
                          Global and its investment in GIC.





                                       2.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CISCO SYSTEMS, INC.



Dated:  July 1, 1997             By: /s/ Larry R. Carter
                                  ------------------------------------
                                  Larry R. Carter, Vice President, Finance
                                  and Administration, Chief Financial Officer
                                  and Secretary





                                       3.

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                                 EXHIBIT INDEX


                            DESCRIPTION OF DOCUMENT

Exhibit
Number
-------
20.1     Press Release of the Registrant, dated June 24, 1997, announcing the Registrant's agreement to acquire Global and its investment in
         GIC.